As filed with the Securities and Exchange Commission on March 6, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2648081
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(713) 651-4300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Katherine I. Hargis

Vice President, Chief Legal Officer and Secretary

Key Energy Services, Inc.

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(713) 651-4300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Alison S. Ressler

Patrick S. Brown

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, California 90067

(310) 712-6600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	6,084,637	$27.57	$167,753,442.09	$19,442.62

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional number of shares of common stock issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, with respect to the shares of common stock being registered pursuant to this Registration Statement.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock on March 3, 2017 as reported on the New York Stock Exchange.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell, and it is not soliciting an offer to buy, these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 6, 2017

PROSPECTUS

KEY ENERGY SERVICES, INC.

6,084,637 Shares

COMMON STOCK

This prospectus relates to the resale from time to time of up to 6,084,637 shares of common stock (which we refer to as the “shares”) of Key Energy Services, Inc. by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of the shares. You should read this prospectus and any applicable prospectus supplement before you invest.

The selling stockholders identified in this prospectus will pay any underwriting discounts and commissions and transfer taxes incurred by them in disposing of the shares, as well as the fees and expenses of their counsel exceeding a predetermined dollar amount. We will pay all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus.

The selling stockholders identified in this prospectus, or their pledgees, donees, assignees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol “KEG.” On March 3, 2017, the closing sale price of our common stock on the NYSE was $27.27 per share. You are urged to obtain current market quotations for our common stock.

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 3 and any risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may sell shares of our common stock. This prospectus provides you with a general description of the securities the selling stockholders may offer. Depending on the manner in which the selling stockholders sell securities under this shelf registration statement, we may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” on page 14 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the common stock or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “Key,” the “Company,” “we,” “our” and “us” refer, collectively, to Key Energy Services, Inc., a Delaware corporation, and its consolidated subsidiaries.

ABOUT KEY ENERGY SERVICES, INC.

Our Business

Key Energy Services, Inc. is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. We were organized in April 1977 in Maryland and commenced operations in July 1978 under the name National Environmental Group, Inc. In December 1992, we became Key Energy Group, Inc. and we changed our name to Key Energy Services, Inc. in December 1998. In connection with our reorganization described below, we reincorporated as a Delaware corporation on December 15, 2016.

We provide a full range of well services to major oil companies, foreign national oil companies and independent oil and natural gas production companies. Our services include rig-based and coiled tubing-based well maintenance and workover services, well completion and recompletion services, fluid management services, fishing and rental services and other ancillary oilfield services. Additionally, certain rigs are capable of specialty drilling applications. We operate in most major oil and natural gas producing regions of the continental United States, and we have operations in Russia. In addition, we have a technology development and control systems business based in Canada. An important component of the Company’s growth strategy is to make acquisitions that will strengthen its core services or presence in selected markets, and the Company also makes strategic divestitures from time to time. To that end, during the fourth quarter of 2016, we sold operations in Mexico and we are currently attempting to sell our operations in Russia. The Company expects that the industry in which it operates will experience consolidation, and the Company expects to explore opportunities and engage in discussions regarding these opportunities, which could include mergers, consolidations or acquisitions or further dispositions or other transactions, although there can be no assurance that any such activities will be consummated.

Our Reorganization

On October 24, 2016, Key and certain of our domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) pursuant to a prepackaged plan of reorganization (the “Plan”). The Plan was confirmed by the Bankruptcy Court on December 6, 2016, and the Company emerged from the bankruptcy proceedings on December 15, 2016 (the “Effective Date”).

You can find more information about the Plan and our emergence from bankruptcy in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference in this prospectus.

Our Corporate Information

Our principal executive offices are located at 1301 McKinney Street, Suite 1800, Houston, Texas 77010, and our telephone number is (713) 651-4300.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, including the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. For more information, please see “Where You Can Find More Information” below.

FORWARD-LOOKING STATEMENTS

This prospectus, and the information incorporated by reference in this prospectus, contains, or incorporates by reference, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections and management’s beliefs and assumptions concerning future events and financial trends affecting our financial condition and results of operations. In some cases, you can identify these statements by terminology such as “may,” “will,” “should,” “predicts,” “expects,” “believes,” “anticipates,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions and are subject to substantial risks and uncertainties and are not guarantees of performance. Future actions, events and conditions and future results of operations may differ materially from those expressed in these statements. In evaluating those statements, you should carefully consider the information above as well as the risks outlined in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in the other reports we file with the SEC.

We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this report except as required by law. All of our written and oral forward-looking statements are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.

Important factors that may affect our expectations, estimates or projections include, but are not limited to, the following:

•	conditions in the oil and natural gas industry, especially oil and natural gas prices and capital expenditures by oil and natural gas companies;

•	volatility in oil and natural gas prices;

•	our ability to implement price increases or maintain pricing on our core services;

•	risks that we may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed in our businesses;

•	industry capacity;

•	asset impairments or other charges;

•	the periodic low demand for our services and resulting operating losses and negative cash flows;

•	our highly competitive industry as well as operating risks, which are primarily self-insured, and the possibility that our insurance may not be adequate to cover all of our losses or liabilities;

•	significant costs and potential liabilities resulting from compliance with applicable laws, including those resulting from environmental, health and safety laws and regulations, specifically those relating to hydraulic fracturing, as well as climate change legislation or initiatives;

•	our historically high employee turnover rate and our ability to replace or add workers, including executive officers and skilled workers;

•	our ability to incur debt or long-term lease obligations;

•	our ability to implement technological developments and enhancements;

•	severe weather impacts on our business;

•	our ability to successfully identify, make and integrate acquisitions and our ability to finance future growth of our operations or future acquisitions;

•	our ability to achieve the benefits expected from disposition transactions;

•	the loss of one or more of our larger customers;

•	our ability to generate sufficient cash flow to meet debt service obligations;

•	the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt, including our ability to comply with covenants under our debt agreements;

•	an increase in our debt service obligations due to variable rate indebtedness;

•	our inability to achieve our financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and our inaccurate assessment of future activity levels, customer demand, and pricing stability which may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually);

•	risks affecting our international operations, including risks affecting our ability to execute our plans to withdraw from international markets outside North America;

•	our ability to respond to changing or declining market conditions, including our ability to reduce the costs of labor, fuel, equipment and supplies employed and used in our businesses;

•	our ability to maintain sufficient liquidity;

•	adverse impact of litigation; and

•	other factors affecting our business described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in the other reports we file with the SEC.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit the stockholders named in the section entitled “Selling Stockholders” to resell shares of our common stock. We will not receive any proceeds from the sale of shares by the selling stockholders. The selling stockholders will pay any underwriting discounts and commissions and transfer taxes incurred by the selling stockholders in disposing of the shares, as well as the fees and expenses of their counsel exceeding a predetermined dollar amount. We will pay all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation the SEC registration fee with respect to the shares covered by this prospectus, fees and expenses of our counsel and accountants, as well as the fees and expenses of counsel to the selling stockholders up to such predetermined dollar amount.

SELLING STOCKHOLDERS

Pursuant to the Plan, on the Effective Date, the Company cancelled $675 million outstanding principal amount of its senior unsecured notes. In exchange for cancelling these notes, the Company issued shares of its common stock to the selling stockholders, and certain of the selling stockholders purchased additional shares of common stock in the rights offerings conducted under the Plan. The shares of common stock offered hereby are being registered pursuant to a registration rights agreement, dated December 15, 2016 (the “Registration Rights Agreement”), between the Company and the selling stockholders to permit public sales of such shares.

The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by each of them as of March 3, 2017, the percentage of our total outstanding common stock beneficially owned by each of them as of March 3, 2017, the number of shares of common stock being offered by each of them, the number of shares of common stock each selling stockholder will beneficially own if the stockholder sells all of the common stock being registered and each selling stockholder’s percentage beneficial ownership of our total outstanding common stock if all of the common stock in the offering is sold. As used in this prospectus, “selling stockholders” includes the successors-in-interest, donees, transferees or others who may later hold the selling stockholders’ shares. The selling stockholders may offer the common stock for resale from time to time pursuant to this prospectus. However, the selling stockholders are under no obligation to sell any of the common stock offered pursuant to this prospectus. Note that Soter Capital, LLC, a party to the Registration Rights Agreement and the Company’s largest stockholder, will not register its shares of common stock for resale at this time.

All information with respect to common stock ownership has been furnished by or on behalf of the selling stockholders. We believe, based on information supplied by the selling stockholders and subject to community property laws where applicable, that, except as may otherwise be indicated in the footnotes to the table below, each selling stockholder has sole voting and dispositive power with respect to the common stock reported as beneficially owned by it. Because the selling stockholders may sell all, part or none of the common stock held by them, no assurance can be given as to the number of shares of common stock that a selling stockholder will hold upon termination of any offering made hereby. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock held by them in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), after the date on which it provided the information set forth on the table below. For purposes of the table below, however, we have assumed that after termination of this offering, none of the shares of common stock offered by this prospectus will be held by the selling stockholders.

Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options that are currently exercisable or exercisable within 60 days is deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Name of Selling	Shares Beneficially Owned Prior to the Offering(1)			Shares Beneficially Owned After the Offering(2)
Stockholder	Number	Percentage	Shares Offered	Number	Percentage
Contrarian Capital Fund I, L.P.(3)	1,135,907	5.65%	1,135,907	0		*
Contrarian Opportunity Fund, L.P.(3)	558,138	2.78%	558,138	0		*
Contrarian Dome Du Gouter Master Fund, LP(3)	229,938	1.14%	229,938	0		*
Contrarian Centre Street Partnership, L.P.(3)	223,941	1.11%	223,941	0		*
Contrarian Capital Trade Claims, L.P.(3)	87,537	*	87,537	0		*
CCM Pension-A, L.L.C.(3)	64,073	*	64,073	0		*
Contrarian Capital Senior Secured, L.P.(3)	35,338	*	35,338	0		*
Contrarian Advantage-B, L.P.(3)	29,777	*	29,777	0		*
CCM Pension-B, L.L.C.(3)	12,281	*	12,281	0		*
Quantum Partners LP(4)	1,250,728	6.22%	1,218,749	31,979		*
Silver Point Capital Offshore Master Fund, L.P.(5)	981,861	4.89%	981,861	0		*
Silver Point Capital Fund, L.P. (5)	157,380	*	157,380	0		*
Goldman, Sachs & Co.(6)	925,447	4.61%	588,973	336,474	1.67%
Whitebox Multi-Strategy Partners, LP(7)	228,251	1.14%	226,162	2,089		*
Whitebox Asymmetric Partners, LP(7)	90,105	*	89,279	826		*
Whitebox Credit Partners, LP(7)	90,068	*	89,243	825		*
Whitebox Relative Value Partners, LP(7)	81,507	*	80,761	746		*
Pandora Select Partners, LP(7)	34,457	*	34,141	316		*
Whitebox GT Fund, LP(7)	16,310	*	16,160	150		*
Scoggin Capital Management II LLC(8)	91,278	*	91,278	0		*
Scoggin International Fund Ltd.(8)	78,975	*	78,975	0		*
Scoggin Worldwide Fund, Ltd.(9)	54,745	*	54,745	0		*

*	Less than 1%.
(1)	Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)	Represents the amount of common stock that will be held by the selling stockholders after completion of all offerings pursuant to this prospectus based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus forms a part will be sold and (b) that no other shares of common stock are acquired or sold by the selling stockholders prior to completion of such offerings. However, the selling stockholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act. Percentages based on number of shares of common stock outstanding as of March 3, 2017.
(3)	Jon Bauer is the managing member of Contrarian Capital Management, L.L.C., which is the investment manager of each of Contrarian Capital Fund I, L.P., Contrarian Opportunity Fund, L.P., Contrarian Dome Du Gouter Master Fund, LP, Contrarian Centre Street Partnership, L.P., Contrarian Capital Trade Claims, L.P., CCM Pension-A, L.L.C., Contrarian Capital Senior Secured, L.P., Contrarian Advantage-B, L.P., and CCM Pension-B, L.L.C. (collectively, the “Contrarian Funds”), and as such, may be deemed to have sole voting and dispositive power over the shares held by the Contrarian Funds and/or investment control over the Contrarian Funds. The mailing address for each of the Contrarian Funds is 411 West Putnam Avenue, Suite 425, Greenwich, CT 06830.
(4)	Includes 5,752 shares underlying warrants to purchase shares of our common stock. Soros Fund Management LLC (“SFM”) serves as principal investment manager to Quantum Partners LP (“Quantum Partners”). As such, SFM has been granted investment discretion over portfolio investments, including the shares of common stock held for the account of Quantum Partners. George Soros serves as Chairman of SFM and Robert Soros serves as President and Deputy Chairman of SFM. SFM is also the holder of record of 26,227 shares of common stock, which shares are not being offered pursuant to this prospectus. The mailing address for Quantum Partners is 250 West 55th Street, New York, NY 10019.
(5)	Silver Point Capital, L.P. (“Silver Point”) is the investment manager of each of Silver Point Capital Offshore Master Fund, L.P. and Silver Point Capital Fund, L.P. (collectively, the “Silver Point Funds”) and, by reason of such status, may be deemed to be the beneficial owner of all of the common stock held by the Silver Point Funds. Silver Point Capital Management, LLC (“Silver Point Management”) is the general partner of Silver Point and as a result may be deemed to be the beneficial owner of all common stock held by the Silver Point Funds. Edward A. Mulé and Robert J. O’Shea are each members of Silver Point Management and as a result may be deemed to be the beneficial owner of all of the common stock held by the Silver Point Funds. The mailing address for the Silver Point Funds is 2 Greenwich Plaza, 1st Floor, Greenwich, CT 06830.
(6)	Goldman, Sachs & Co. (“Goldman Sachs”), a New York limited partnership, is a member of the New York Stock Exchange and other national exchanges. Goldman Sachs is a direct and indirect wholly-owned subsidiary of The Goldman Sachs Group, Inc. (“GS Group”). GS Group is a public entity and its common stock is publicly traded on the NYSE. The shares of common stock held by Goldman Sachs were acquired in the ordinary course of its investment business and not for the purpose of resale or distribution. Goldman Sachs has not participated in the distribution of the shares on behalf of the issuer. GS Group may be deemed to beneficially own the securities held by Goldman Sachs. GS Group disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein. The mailing address for Goldman Sachs is 200 West Street, 26th Floor, New York, NY 10282.

(7)	Whitebox General Partner LLC (“Whitebox”) is the general partner of Whitebox Multi-Strategy Partners, LP, Whitebox Asymmetric Partners, LP, Whitebox Credit Partners, LP, Whitebox Relative Value Partners, LP, Pandora Select Partners, LP and Whitebox GT Fund, LP (collectively, the “Whitebox Funds”), which have direct beneficial ownership of shares of the common stock. Whitebox is owned by Andrew Redleaf, Robert Vogel, Mark Strefling, Paul Twitchell, Richard Vigilante and Dyal Capital Partners II (B) LP. Messrs. Redleaf, Vogel, Strefling, Twitchell and Vigilante share voting and dispositive power over all of the shares of Whitebox. Whitebox Advisors LLC (“Whitebox Advisors”) is the investment manager of each of the Whitebox Funds and holds voting and disposable power over the shares of common stock held by each of the Whitebox Funds. Whitebox Advisors is owned by Messrs. Redleaf, Vogel, Strefling, Twitchell and Vigilante and by Dyal Capital Partners II (A) LP. The mailing address for the Whitebox Funds is 3033 Excelsior Boulevard, Suite 300, Minneapolis, MN 55416.
(8)	Scoggin Management LP is the investment manager of Scoggin Capital Management II LLC (“Scoggin Capital”) and Scoggin International Fund, Ltd. (“Scoggin International”). A. Dev Chodry is the Chief Investment Officer for Distressed Credit Strategies for Scoggin Management LP. Craig Effron and Curtis Schenker are Co-Chief Investment Officers for Event Driven Strategies for Scoggin Management LP. Scoggin GP LLC is the general partner of Scoggin Management LP. Craig Effron and Curtis Schenker are the managing members of Scoggin GP LLC. Each of the foregoing may be deemed to have sole power to direct the voting and disposition over the shares held by Scoggin Capital and Scoggin International. The mailing address for Scoggin Capital and Scoggin International is 660 Madison Avenue, 20th Floor, New York, NY 10065.
(9)	The investment manager of Scoggin Worldwide Fund, Ltd.(“Scoggin Worldwide,” and together with Scoggin Capital and Scoggin International, the “Scoggin Funds”) is Old Bellows Partners LP. Craig Effron and Curtis Schenker are Co-Chief Investment Officers for Event Driven Strategies for Old Bellows Partners LP. Old Bell Associates LLC is the general partner of Old Bellows Partners LP. A. Dev Chodry is the managing member of Old Bell Associates LLC. Each of the foregoing may be deemed to have sole power to direct the voting and disposition over the shares held by Scoggin Worldwide. The mailing address for Scoggin Worldwide is 660 Madison Avenue, 20th Floor, New York, NY 10065.

None of the selling stockholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities, except in connection with (1) the Registration Rights Agreement; (2) the Plan; (3) the plan support agreement, dated August 24, 2016, by and among the Debtors and certain of their lenders and noteholders, pursuant to which the Company filed its petition for bankruptcy; and (4) the term loan and security agreement, dated as of December 15, 2016, by and among the Company, as borrower, Cortland Products Corp., as agent, and lenders including certain of the selling stockholders or their respective affiliates. You can find more information about these documents in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholders” includes pledgees, donees, assignees, transferees or other successors-in-interest and any other person named as a selling stockholder in any applicable prospectus supplement. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

•	an underwritten offering;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with applicable law;

•	in privately negotiated transactions;

•	in options transactions; and

•	any other method permitted by applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. If the selling stockholders use one or more underwriters in the sale, such underwriter(s) will acquire the shares of our common stock covered by this prospectus for their own account. The underwriter(s) may resell the shares of our common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution, including the names of any underwriters, the purchase price and the proceeds the selling stockholders will receive from the sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and any other information we believe to be material.

In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. In addition, any selling stockholder or affiliate of a selling stockholder that is a registered broker-dealer will be deemed to be an underwriter, unless such selling stockholder purchased in the ordinary course of business, and at the time of its purchase of the shares to be resold, did not have any agreements or understandings, directly or indirectly, with any person to distribute the shares. As a result, any profits on the sale of the common stock by such selling stockholders and any discounts, commissions or concessions received by it may be deemed to be underwriting discounts and commissions under the Securities Act. Affiliates of selling stockholders who are deemed to be “underwriters” within the meaning of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

In addition, we will make copies of this prospectus available to the selling stockholders upon reasonable request. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF SHARES

This section summarizes certain United States federal income and estate tax consequences of the ownership and disposition of shares by a non-U.S. holder. You are a non-U.S. holder if you are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from shares.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the shares, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the shares should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the shares.

You should consult a tax advisor regarding the United States federal tax consequences of acquiring, holding and disposing of common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Dividends

Except as described below, if you are a non-U.S. holder of shares, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•	a valid Internal Revenue Service (“IRS”) Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-U.S. person and your entitlement to the lower treaty rate with respect to such payments, or

•	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-U.S. person, and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Shares

If you are a non-U.S. holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of shares unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

•	you are an individual, you hold the shares as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

•	we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the shares and you are not eligible for any treaty exemption.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. Payments of dividends that you receive in respect of shares could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold shares through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of shares could also be subject to FATCA withholding unless such disposition occurs before January 1, 2019. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Federal Estate Taxes

Shares held by a non-U.S. holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

If you are a non-U.S. holder, we and other payors are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of shares effected at a United States office of a broker provided that either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States. In addition, certain foreign brokers may be required to report the amount of gross proceeds from the sale or other disposition of shares under FATCA if you are presumed to be a United States person.

VALIDITY OF THE SECURITIES

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon for Key by Sullivan & Cromwell LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in the reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.keyenergy.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-08038) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (as filed with the SEC on March 2, 2017);

•	Current Reports on Form 8-K filed with the SEC on January 30, 2017, February 2, 2017 and February 6, 2017;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 15, 2016, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Key Energy Services, Inc.

1301 McKinney Street, Suite 1800

Houston, Texas 77010

Attn: Investor Relations

(713) 651-4300

KEY ENERGY SERVICES, INC.

6,084,637 SHARES

COMMON STOCK

PROSPECTUS

            , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby (except any underwriting discounts and commissions that may be incurred).

SEC registration fee	$19,442.62
Legal fees and expenses
Accounting fees and expenses
Miscellaneous expenses
Total expenses	$—	(1)

(1)	Other than the SEC registration fee, these fees and expenses will be calculated based on the number and manner of offerings and accordingly are not estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Reference is made to Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware (the “DGCL”) which provides for indemnification of directors and officers in certain circumstances.

The Company’s certificate of incorporation (the “Certificate of Incorporation”) contains a provision that is designed to limit the directors’ liability to the extent permitted by the DGCL and any amendments thereto. Specifically, directors will not be held personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for a breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase of the Company’s stock under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The principal effect of the limitation of liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of the Company unless the stockholder can demonstrate one of the specified bases for liability. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. While the Certificate of Incorporation limits the personal liability of directors, it does not eliminate the directors’ duty of care. The inclusion of the limitation of liability provision in the Certificate of Incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited the Company and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of the duty of care.

The Certificate of Incorporation and the bylaws of the Company also provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company is generally required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s position with the Company or another entity for which the director or officer serves at the Company’s request, subject to certain conditions, and to advance funds to its directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have acted in good faith and in what was reasonably believed to be a lawful manner in the Company’s best interest. Pursuant to Section 145, the Company maintains directors’ and officers’ liability insurance coverage which insures the Company, its subsidiaries and the elected officers and directors of the Company and its subsidiaries, against damages, judgments, settlements and costs incurred by reason of certain acts committed by such persons in their capacities as officers and directors.

Item 16.	Exhibits.

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any registrant pursuant to the indemnification provisions described herein, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 6th day of March, 2017.

KEY ENERGY SERVICES, INC.

By:	/s/ J. Marshall Dodson
Name:	J. Marshall Dodson
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Key Energy Services, Inc., hereby severally constitute and appoint Robert Drummond and J. Marshall Dodson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Key Energy Services, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philip Norment	Chairman	March 6, 2017
Philip Norment

/s/ Robert Drummond	Director	March 6, 2017
Robert Drummond	President and Chief Executive Officer (Principal Executive Officer)

/s/ J. Marshall Dodson	Senior Vice President and Chief	March 6, 2017
J. Marshall Dodson	Financial Officer (Principal Financial Officer)

/s/ Eddie Picard	Vice President and Controller	March 6, 2017
Eddie Picard	(Principal Accounting Officer)

/s/ Sherman K. Edmiston III	Director	March 6, 2017
Sherman K. Edmiston III

/s/ C. Christopher Gaut	Director	March 6, 2017
C. Christopher Gaut

/s/ Bryan Kelln	Director	March 6, 2017
Bryan Kelln

/s/ Jacob Kotzubei	Director	March 6, 2017
Jacob Kotzubei

/s/ Steven H. Pruett	Director	March 6, 2017
Steven H. Pruett

/s/ Mary Ann Sigler	Director	March 6, 2017
Mary Ann Sigler

/s/ Scott D. Vogel	Director	March 6, 2017
Scott D. Vogel

/s/ H.H. Tripp Wommack, III	Director	March 6, 2017
H.H. Tripp Wommack, III

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation of Key Energy Services, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-A filed with the SEC on December 15, 2016, File No. 001-08038)

3.2	Amended and Restated By-laws of Key Energy Services, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 2, 2017, File No. 001-08038)

4.1	Registration Rights Agreement, dated December 15, 2016, by and between Key Energy Services, Inc. and each investor party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-A filed with the SEC on December 15, 2016, File No. 001-08038)

5*	Opinion of Sullivan & Cromwell LLP

23.1*	Consent of Grant Thornton, independent registered public accounting firm for the registrant

23.2*	Consent of Sullivan & Cromwell LLP (included in Exhibit 5)

24*	Power of Attorney (included in the signature pages to the Registration Statement)

*	Filed herewith